Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Smurfit-Stone Container Corporation Savings Plan, Jefferson Smurfit Corporation Hourly Savings Plan, Smurfit Packaging Corporation Savings Plan, Smurfit Stone Container Corporation Hourly Savings Plan and St Laurent Paperboard Hourly Savings Plan (the “Plans”) on Form 11-K for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick J Moore, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plans.

/S/ PATRICK J. MOORE

Patrick J. Moore

President and Chief Executive Officer

June 28, 2004

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